EXHIBIT 10.20

FIFTH AMENDMENT

TO
CREDIT AGREEMENT

      THIS FIFTH AMENDMENT TO CREDIT AGREEMENT dated as of December 9, 2003 (the “Fifth Amendment” or this “Amendment”) is among KIRBY CORPORATION, a Nevada corporation (the “Borrower”), the banks named on the signature pages hereto (the “Banks”), JPMORGAN CHASE BANK, (formerly known as The Chase Manhattan Bank, successor by merger to Chase Bank of Texas, N.A., formerly known as Texas Commerce Bank National Association), as Funds Administrator (the “Funds Administrator”) and as Administrative Agent (the “Agent”), BANK OF AMERICA, N.A., as Syndication Agent and WELLS FARGO BANK, N.A. as Documentation Agent. J.P. Morgan Securities Inc. and Banc of America Securities LLC, although not parties hereto, act as Co-Lead Arrangers and Joint Bookrunners for the Existing Credit Agreement (as hereinafter defined).

PRELIMINARY STATEMENT

      Pursuant to that certain Credit Agreement dated as of September 19, 1997, among the Borrower, the banks named therein, the Agent as the Funds Administrator and the Agent, the parties named therein as Banks made a revolving credit facility available to the Borrower upon the terms and conditions set forth therein. Said Credit Agreement was amended by that certain First Amendment to Credit Agreement dated as of January 30, 1998, that certain Second Amendment to Credit Agreement dated November 30, 1998, that certain Third Amendment to Credit Agreement dated November 5, 2001, and that certain Fourth Amendment to Credit Agreement dated January 31, 2003, all of said Amendments among the Borrower, the Banks named therein, the Agent, the Funds Administrator and the other parties named therein as syndication agent or documentation agent (said parties, in such capacities, together with the Agent, the “Agents”). Said Credit Agreement as amended by said Amendments and as further amended from time to time is herein referred to as the “Existing Credit Agreement”.

      The Borrower has now requested that certain provisions of the Existing Credit Agreement be further amended, and the Banks, the Agent, the Funds Administrator and the other parties named therein as syndication agent or documentation agent have agreed to amend such provisions to the extent and in the manner set forth herein.

      Accordingly, in consideration of the foregoing and the mutual covenants set forth herein, the parties hereto agree as follows:

ARTICLE I

DEFINITIONS

      SECTION 1.01     Defined Terms. All capitalized terms defined in the Existing Credit Agreement, and not otherwise defined herein shall have the same meanings herein as in the Existing Credit Agreement. Upon the effectiveness of this Amendment, each reference (a) in the Existing Credit Agreement to “this Agreement,” “hereunder,” “herein” or words of like import shall mean and be a reference to the Existing Credit Agreement, as amended hereby, (b) in the Notes and the other Loan Documents to the Existing Credit Agreement shall mean and be a reference to the Existing Credit Agreement, as amended hereby, and (c) in the Loan Documents to any term defined by reference to the Existing Credit Agreement shall mean and be a reference to such term as defined in the Existing Credit Agreement, as amended hereby.

      SECTION 1.02     References, Etc. The words “hereof,” “herein” and “hereunder” and words of similar import when used in this Amendment shall refer to this Amendment as a whole and not to any particular provision of this Amendment. In this Amendment, unless a clear contrary intention appears the word “including” (and with correlative meaning “include”) means including, without limiting the generality of any description preceding such term. No provision of this Amendment shall be interpreted or constructed against any Person solely because that Person or its legal representative drafted such provision.

ARTICLE II

AMENDMENTS TO EXISTING CREDIT AGREEMENT

      SECTION 2.01     New Section 2.16. A new Section 2.16 is hereby added to the Existing Credit Agreement to read as follows:

      “SECTION 2.16     Increase of Commitments. (a) If no Default, Event of Default or Material Adverse Effect shall have occurred and be continuing, the Borrower may at any time and from time to time request an increase of the aggregate Commitments by notice to the Agent in writing, in a form reasonably satisfactory to the Agent, of the amount of such proposed increase (such notice, a “Commitment Increase Notice”); provided, however, that (i) each such increase shall be at least $5,000,000, (ii) the cumulative increase in Commitments pursuant to this Section 2.16 shall not exceed $75,000,000, (iii) the Commitment of any Bank may not be increased without such Bank’s consent, and (iv) the aggregate amount of the Banks’ Commitments shall not exceed $225,000,000 without the approval of the Majority Banks. Any such Commitment Increase Notice must offer each Bank the opportunity to subscribe for its pro rata share of the increased Commitment. If any portion of the increased Commitment is not subscribed for by such Banks, the Borrower may, in its sole discretion, but with the consent of the Agent as to any Person that is not at such time a Bank (which consent shall not be unreasonably withheld or delayed), offer to any existing Bank or to one or more additional banks or financial institutions the opportunity to participate in all or a portion of such unsubscribed portion of the increased Commitments pursuant to paragraph (b) or (c) below, as applicable.

      (b) Any additional bank or financial institution that the Borrower selects to offer participation in the increased Commitment shall become a party to this Agreement by executing and delivering to the Agent a New Bank Agreement setting forth its Commitment, whereupon such bank or financial institution (a “New Bank”) shall become a Bank for all purposes and to the same extent as if originally a party hereto and shall be bound by and entitled to the benefits of this Agreement, and the signature pages hereof shall be deemed to be amended to add the name of such New Bank and the definition of Commitment in Annex A of the Credit Agreement hereof shall be deemed amended to increase the aggregate Commitments of the Banks by the Commitment of such New Bank, provided that the Commitment of any New Bank shall be an amount not less than $5,000,000.

      (c) Any Bank that accepts an offer to it by the Borrower to increase its Commitment pursuant to this Section 2.16 shall, in each case, execute a Commitment Increase Agreement with the Borrower and the Agent, whereupon such Bank shall be bound by and entitled to the benefits of this Agreement with respect to the full amount of its Commitment as so increased, and the definition of Commitment in Annex A hereof shall be deemed to be amended to reflect such increase.

      (d) The effectiveness of any New Bank Agreement or Commitment Increase Agreement shall be contingent upon receipt by the Agent of such corporate resolutions of the Borrower and legal opinions of counsel to the Borrower as the Agent shall reasonably request with respect thereto, in each case in form and substance reasonably satisfactory to the Agent.

      (e) If any bank or financial institution becomes a New Bank pursuant to Section 2.16(b) or any Bank’s Commitment is increased pursuant to Section 2.16(c), additional Loans made on or after the effectiveness thereof (the “Re-Allocation Date”) shall be made pro rata based on their respective Commitments in effect on or after such Re-Allocation Date (except to the extent that any such pro rata borrowings would result in any Bank making an aggregate principal amount of Loans in excess of its Commitment, in which case such excess amount will be allocated to, and made by, such New Bank and/or Banks with such increased Commitments to the extent of, and pro rata based on, their respective Commitments), and continuations of Loans outstanding on such Re-Allocation Date shall be effected by repayment of such Loans on the last day of the Interest Period applicable thereto and the making of new Loans of the same Type pro rata based on the respective Commitments in effect on and after such Re-Allocation Date.

      (f) If on any Re-Allocation Date there is an unpaid principal amount of Fixed Rate Loans or Prime Rate Loans, (i) any such Prime Rate Loans shall be reallocated immediately among the Banks (including any New Banks and any Banks that have executed a Commitment Increase Agreement) so that all Borrowing and Loans that are outstanding are pro rated based on each Bank’s Commitment, after giving effect to the Re-Allocation Date, and (ii) any such Fixed Rate Loans shall remain outstanding with the respective holders thereof until the expiration of their respective Interest Periods (unless the Borrower elects to prepay any thereof in accordance with the applicable provisions of this Agreement), and interest on and repayments of all Loans will be paid thereon to the respective Banks holding same pro rata based on the respective principal amounts thereof outstanding.”

      SECTION 2.02     Amendment to Section 6.01(c). Section 6.01(c) is hereby deleted and the following substituted therefor:

      (c) Minimum Net Worth. Permit Net Worth, measured as of the last day of any calendar quarter, to be less than the sum of (i) $250,000,000, plus (ii) (A) a cumulative amount (calculated as of the end of the most recently completed fiscal year as of the time of the calculation) equal to fifty percent (50%), if positive, zero percent (0%), if negative, of Net Income for each full fiscal year after the date of the Fifth Amendment during the term of this Agreement, commencing with the year 2004, and (B) 100% of the net cash proceeds from the issuance and sale, other than to a Subsidiary of Borrower, of any of Borrower’s capital stock after the date of the Fifth Amendment, minus (iii) the actual amount paid by the Borrower, up to a maximum of $25,000,000, for the repurchase of its capital stock after the date of the Fifth Amendment.

      SECTION 2.03     Amendment to Article VIII and Addition of New Section 8.11. Article VIII is hereby retitled to be called “The Agents and the Funds Administrator”. A new Section 8.11 is hereby added to the Credit Agreement to read as follows:

“SECTION 8.11 Duties of Syndication Agent and Documentation Agent. The Syndication Agent and the Document Agent shall have no duties under this Agreement other than those of a Bank.”

      SECTION 2.04     Definitions. (a) The following definitions are hereby deleted and the following substituted therefor:

(i) “Termination Date” means December 9, 2007, or the earlier termination in whole of the Commitments pursuant to Sections 2.04 or 7.01.

(ii) “Commitment” means as to any Bank, the amount of such Bank’s Commitment set forth on Schedule 2.01 (as revised in the Fifth Amendment), as the same may be increased pursuant to Section 2.16 or reduced or terminated pursuant to Sections 2.04 or 7.01.”

      (b) The following additional definitions are hereby added to Annex A:

(i) “Commitment Increase Agreement” means an Agreement, substantially in the form of Exhibit A to the Fifth Amendment, executed by a Bank that has increased its Commitment pursuant to Section 2.16 hereof.

(ii) “Commitment Increase Notice” has the meaning specified in Section 2.16(a).

(iii) “New Bank” has the meaning specified in Section 2.16(b).

(iv) “New Bank Agreement” means an agreement, substantially in the form of Exhibit B to the Fifth Amendment, executed by any Person who becomes a new Bank pursuant to Section 2.16(b).

(v) “Re-Allocation Date” has the meaning specified in Section 2.16(e).

ARTICLE III

CONDITIONS TO EFFECTIVENESS

      SECTION 3.01     Conditions to Effectiveness. This Amendment shall become effective upon receipt by the Agent on the date of such receipt (the “Effective Date”) of the following, each in form and substance reasonably satisfactory to the Agent and in such number of counterparts as may be reasonably requested by the Agent:

(a) this Amendment duly executed by the Borrower and each of the Banks;

(b) to the extent requested, notes for each Bank evidencing any new or increased Commitment of said Bank upon entry of new Banks into the Existing Credit Agreement or an increase in the Commitments pursuant to Section 2.16;

(c) a certificate of the secretary or an assistant secretary of the Borrower certifying (i) true and correct copies of resolutions adopted by the Board of Directors of the Borrower (A) authorizing the execution, delivery and performance by the Borrower of this Amendment, and (B) authorizing officers of the Borrower to execute and deliver this Amendment, and (ii) the incumbency and specimen signatures of the officers of the Borrower executing this Amendment or any other document on behalf of the Borrower;

(d) certificates of appropriate public officials as to the existence, good standing and/or authority to do business of the Borrower and Kirby Inland Marine, LP, in the state of the respective incorporation of each and in Texas; and

(e) the Borrower having paid to the Administrative Agent all fees, costs and expenses due in connection herewith.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES

      In order to induce the Bank Group to enter into this Amendment, the Borrower hereby represents and warrants to the Bank Group as follows:

      SECTION 4.01     Existing Credit Agreement. After giving effect to the execution and delivery of this Amendment and the consummation of the transactions contemplated hereby, and with this Amendment constituting one of the Loan Documents, the representations and warranties set forth in Article IV of the Existing Credit Agreement are true and correct on the date hereof as though made on and as of such date.

      SECTION 4.02     No Default. After giving effect to the execution and delivery of this Amendment and the consummation of the transactions contemplated hereby, no Default or Event of Default has occurred and is continuing as of the date hereof.

ARTICLE V

BANKS, AGENTS AND COMMITMENTS

      SECTION 5.01     Banks, Agents and Commitments. Upon execution of the Fifth Amendment, (i) only the Banks listed on the revised Schedule 2.01 thereto will be Banks with rights and obligations under the Credit Agreement, and (ii) the Commitment of each Bank shall be as shown on said Schedule 2.01. The Company has, this date, executed new Notes to each Bank in the amount of its commitment as shown on said Schedule 2.01, which, in the case of any Bank previously holding a Note under the Credit Agreement, will supercede and substitute for said prior Note. Any Person previously a Bank under the Credit Agreement but not listed on Schedule 2.01 is released as a Bank and agrees that it has no further rights under the Credit Agreement. Any Person listed as a Bank on Schedule 2.01 that was not previously a Bank, by its execution of this Fifth Amendment, hereby accepts the duties of a Bank hereunder and the Agent, the Banks and the Borrower acknowledge said Persons as parties to the Credit Agreement with all of the rights and duties of a Bank thereunder. HSH Nordbank AG, successor by merger to Landesbank Schleswig-Holstein Girozentrale, Wachovia Bank, National Association, f/k/a/ First Union National Bank, and Mizuho Corporate Bank Ltd., f/k/a The Industrial Bank of Japan, Ltd., each execute this Amendment for the sole purpose of acknowledging that they are no longer Banks under the Credit Agreement as of the date hereof.

ARTICLE VI

MISCELLANEOUS

      SECTION 6.01     Affirmation of Loan Documents. The Borrower hereby acknowledges and agrees that all of its obligations under the Existing Credit Agreement, as amended hereby, and the other Loan Documents shall remain in full force and effect following the execution and delivery of this Amendment, and such obligations are hereby affirmed, ratified and confirmed by the Borrower.

      SECTION 6.02     Costs and Expenses. The Borrower agrees to pay on demand all reasonable costs and expenses incurred by the Agent and the Funds Administrator in connection with the preparation, execution, delivery, filing, administration and recording of this Amendment and any other agreements delivered in connection with or pursuant to this Amendment, including, without limitation, the reasonable fees and out-of-pocket expenses of Andrews Kurth LLP, special counsel to the Agent.

      SECTION 6.03     Successors and Assigns. This Amendment shall be binding upon and inure to the benefit of the Borrower and the Bank Group and their respective successors and assigns.

      SECTION 6.04     Captions. The captions in this Amendment have been inserted for convenience only and shall be given no substantive meaning or significance whatsoever in construing the terms and provisions of this Amendment.

      SECTION 6.05     Counterparts. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered either in original, facsimile or electronic form, shall be deemed to be an original but all of which taken together shall constitute but one and the same instrument.

      SECTION 6.06     Release. To the maximum extent allowed, or not prohibited, by applicable law, each of the Borrower and each Guarantor does hereby release and forever discharge the Agent and each of the Banks and each affiliate thereof and each of their respective employees, officers, directors, trustees, agents, attorneys, successors, assigns or other representatives from any and all claims, demands, damages, actions, cross-actions, causes of action, costs and expenses (including legal expenses), of any kind or nature whatsoever, whether based on law or equity, which any of said parties has held or may now or in the future own or hold, whether known or unknown, for or because of any matter or thing done, omitted or suffered to be done on or before the actual date upon which this Amendment is signed by any of such parties (a) arising directly or indirectly out of the Loan Documents, or any other documents, instruments or any other transactions relating thereto and/or (b) relating directly or indirectly to all transactions by and between the Borrower, its Subsidiaries, or their representatives and the Agent and each Bank or any of their respective directors, officers, agents, employees, attorneys or other representatives. Such release, acquittal and discharge shall and does include, without limitation, any claims of usury, fraud, duress, misrepresentation, lender liability, control, exercise of remedies and all similar items and claims, which may, or could be, asserted by the Borrower or the Guarantors. Such release shall include a release of items, whether or not liability is strictly imposed by statute and whether or not caused by the negligence of the party so released, unless caused by the gross negligence or willful misconduct of said party.

      SECTION 6.07     Governing Law. This Amendment shall be governed by, and construed in accordance with, the laws of the State of Texas.

      SECTION 6.08     FINAL AGREEMENT OF THE PARTIES. THE EXISTING CREDIT AGREEMENT (INCLUDING THE EXHIBITS THERETO), AS AMENDED BY THIS AMENDMENT, THE NOTES AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT AMONG THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS AMONG THE PARTIES.

      IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers thereunto duly authorized as of the date first above written.

BORROWER

KIRBY CORPORATION

By:

Name: Norman W. Nolen

Title:	Executive Vice President, Treasurer

and Chief Financial Officer

BANKS

JPMORGAN CHASE BANK (formerly known as The Chase Manhattan Bank, successor by merger to Chase Bank of Texas, N.A., formerly known as Texas Commerce Bank National Association), as Funds Administrator, as Agent, and individually as one of the Banks

By:

Name:

Title:

WELLS FARGO BANK, N.A., as Documentation Agent and individually as one of the Banks

By:

Name:

Title:

BANK OF AMERICA, N.A., as Syndication Agent and individually as one of the Banks

By:

Name:

Title:

BANK ONE, NA

By:

Name:

Title:

THE BANK OF TOKYO-MITSUBISHI, LTD.

By:

Name:

Title:

FLEET NATIONAL BANK

By:

Name:

Title:

DEN NORSKE BANK

By:

Name:

Title:

BNP PARIBAS

By:

Name:

Title:

COMERICA BANK

By:

Name:

Title:

THE NORTHERN TRUST COMPANY

By:

Name:

Title:

SOUTHWEST BANK OF TEXAS, N.A.

By:

Name:

Title:

HIBERNIA NATIONAL BANK

By:

Name:

Title:

MIZUHO CORPORATE BANK, LTD.
f/k/a The Industrial Bank of Japan, Ltd.

By:

Name:

Title:

HSH NORDBANK AG, successor by merger
to LANDESBANK SCHLESWIG-HOLSTEIN
GIROZENTRALE

By:

Name:

Title:

WACHOVIA BANK NATIONAL ASSOCIATION, formerly known as FIRST UNION NATIONAL BANK, as successor to CoreStates Bank, N.A.

By:

Name:

Title:

SCHEDULE 2.01

ALLOCATION AND LENDER NAMES

1.	JPMorgan Chase Bank
	Allocation:	$16,500,000.00
	JPMorgan Chase Bank 712 Main Street Houston, Texas 77002 Attention: Carl Luna Telephone: (713) 216-5376 Telecopier: (713) 216-2339 carl.luna@jpmchase.com
2.	Bank of America, N.A.
	Allocation:	$16,500,000.00
	Bank of America, N.A. 700 Louisiana, 8th Floor Houston, Texas 77002 Attention: Claire Liu Telephone: (713) 247-7235 Telecopier: (713) 247-7286 claire.liu@bankofamerica.com
3.	Fleet National Bank
	Allocation:	$8,500,000.00
	Fleet National Bank 100 Federal Street MADE 10009G Boston, Massachusetts 02110 Attention: William N. Latham Telephone: (617) 434-0916 Telecopier: (617) 434-1955 william_nelson_latham@fleet.com
4.	Wells Fargo Bank, N.A.
	Allocation:	$16,500,000.00
Wells Fargo Bank, N.A.
Preston L. Massey
Vice President and Relationship Manager
Wells Fargo U.S. Corporate Banking
1445 Ross Ave, Suite 2320
Dallas, Texas 75202

Telephone: (214) 661-1225
Telecopier: (214) 661 1221
	masseypl@wellsfargo.com
5.	Den norske Bank
	Allocation:	$8,500,000.00
	Den Norske Bank 200 Park Avenue, 31st Floor New York, New York 10166 Attention: Sanjiv Nayer Telephone: (212) 381-3876 Telecopier: (212) 681-3900 sanjiv.nayar@dnb.no

6.	Bank One, NA
	Allocation:	$16,500,000.00
Bank One, NA
910 Travis, 7th Floor
Houston, Texas 77002
Attention: Steven Kreuger or Gail Waggoner
Steven_Kreuger@bankone.com
Gail_Waggoner@bankone.com

Telephone: Steve Krueger (713) 751-3713
Telephone: Gail Waggoner (713) 751-3845
	Telecopier: (713) 751-6199
7.	BNP Paribas
	Allocation:	$16,500,000.00
	BNP Paribas 1200 Smith Street, Suite 3100 Houston, Texas 77002 Attention: Craig Pierce Telephone: (713) 659-4811 Telecopier: (713) 659-5228 craig.pierce@americas.bnpparibas.com
8.	The Bank of Tokyo-Mitsubishi, Ltd.
	Allocation:	$16,500,000.00
	The Bank of Tokyo-Mitsubishi, Ltd. 1100 Louisiana Street, Suite 2800 Houston, Texas 77002 Attention: Joey Powell Telephone: (713) 655-3831 Telecopier: (713) 655-3855 Jpowell@btmna.com
9.	Comerica Bank
	Allocation:	$8,500,000.00
	Comerica Bank 910 Louisiana Street, Suite 300 Houston, Texas 77002 William S. Rogers Telephone: (713) 220-5662 Telecopier: (713) 220-5540 wsrogers@comerica.com
10.	The Northern Trust Company
	Allocation:	$8,500,000.00
	The Northern Trust Company 50 South LaSalle Street B-2 Chicago, Illinois 60675 Attention: Paul H. Theiss Telephone: (312) 557-1791 Telecopier: (312) 444-7028 Pht1@ntrs.com

11.	Southwest Bank of Texas, N.A.
	Allocation:	$8,500,000.00
	Southwest Bank of Texas, N.A. 4400 Post Oak Parkway Houston, Texas 77027 Attention: Gary Tolbert Senior Vice President Telephone: (713) 235-8855 Telecopier: (713) 561-0343 gtolbert@swbanktx.com
12.	Hibernia National Bank
	Allocation:	$8,500,000.00
	Hibernia National Bank 313 Carondelet Street New Orleans, Louisiana 70130 Attention: S. John Castellano jcastellano@Hibernia.com Telephone: (504) 533-3484 Telecopier: (504) 533-5434 Total Allocation:	$150,000,000.00

      The following Banks are no longer party to the Credit Agreement and their Commitments thereunder have been reduced to zero:

      1. Mizuho Corporate Bank, Ltd., f/k/a The Industrial Bank of Japan, Ltd.

      2. HSH Nordbank AG, successor by merger to Landesbank Schleswig–Holstein Girozentrale

      3. Wachovia Bank, National Association, f/k/a First Union National bank